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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          AT&T UNIVERSAL FUNDING CORP.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

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
              Delaware                                   59-3325080
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(State of incorporation or organization)              (IRS Employer
                                                      Identification No.)


 5201 Amelia Earhart Drive - Suite 1001
           Salt Lake City, Utah                             84116
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(Address of principal executive offices)                  (Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:


                        AT&T Universal Card Master Trust
         Class A Series 1997-1 Floating Rate Asset Backed Certificates Class B Series 1997-1 Floating Rate Asset Backed Certificates

                                (Title of Class)
-------------------------------------------------------------------------------





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INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

     The description of the Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated May 5, 1997, and "Summary of Series Terms"; "Risk Factors"; "Maturity Considerations"; and "Series Provisions" in the Prospectus Supplement, dated May 7, 1997 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 4).


Item 2.  Exhibits.

     Exhibit 1-- Form of specimens of certificates representing the Class A Series 1997-1 Floating Rate Asset Backed Certificates and the Class B Series 1997-1 Floating Rate Asset Backed Certificates.

     Exhibit 2-- Pooling and Servicing Agreement, dated as of August 1, 1995 (included in Exhibit 4.2 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on February 21, 1996, which is incorporated herein by reference).

     Exhibit 3-- Series 1997-1 Supplement to the Pooling and Servicing Agreement, dated as of May 14, 1997.

     Exhibit 4-- Prospectus dated May 5, 1997, as filed with the Securities and Exchange Commission on May 6, 1997 and Prospectus Supplement, dated May 7, 1997, as filed with the Securities and Exchange Commission on May 9, 1997, pursuant to Rule 424(b)(2).





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                                   SIGNATURE


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                          AT&T UNIVERSAL FUNDING CORP.




Date:  May 14, 1997                       By: /s/ ROBERT MILLER
                                             --------------------------------
                                             Name: Robert Miller
                                             Title: Chief Accounting Officer


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                               INDEX TO EXHIBITS


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Exhibit                                                                              Sequentially
Number                           Exhibit                                             Numbered
------                           -------                                             --------
                                                                                     Page
                                                                                     ----
Exhibit 1           Form of specimens of certificates representing the Class A
                    Series 1997-1 Floating Rate Asset Backed Certificates and
                    the Class B Series 1997-1 Floating Rate Asset Backed
                    Certificates.

Exhibit 2           Pooling and Servicing Agreement, dated as of August 1,           N/A
                    1995 (included in Exhibit 4.2 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on
                    February 21, 1996, which is incorporated herein by
                    reference).

Exhibit 3 Series 1997-1 Supplement to the Pooling and Servicing Agreement, dated as of May 14, 1997.

Exhibit 4           Prospectus dated May 5, 1997, as filed with  the                 N/A
                    Securities and Exchange Commission on May 6, 1997, and
                    Prospectus Supplement, dated May 7, 1997, as filed with the
                    Securities and Exchange Commission on May 9, 1997, pursuant to Rule 424(b)(2).
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